EXHIBIT 99.1


                     [SI FINANCIAL GROUP, INC. LETTERHEAD]


                                                                  PRESS RELEASE
================================================================================
                                                                 (NASDAQ: SIFI)
SI FINANCIAL GROUP, INC. ANNOUNCES DIVIDEND SUSPENSION


WILLIMANTIC, CONNECTICUT--MARCH 18, 2009. The Board of Directors of SI Financial Group, Inc. (the "Company") (Nasdaq Global Market: SIFI) today announced that it would not be paying a cash dividend on the Company's outstanding shares of common stock for the quarter ending March 31, 2009. The Company paid a $.04 per share cash dividend in the previous quarter.

         Rheo A. Brouillard, President and Chief Executive Officer commented, "While the Company remains well-capitalized by all regulatory standards, the Board of Directors believes that preservation of capital is paramount during these uncertain economic times. A suspension of the quarterly dividend at this time is, therefore, prudent and in the long-term best interest of the shareholders."

         SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, the Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut.


================================================================================
CONTACT:
Sandra Mitchell
Vice President / Director of Corporate Communications
Email:  investorrelations@banksi.com
(860) 456-6509